UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2011
THE TORO COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-8649 (Commission File Number)	41-0580470 (I.R.S. Employer Identification Number)

8111 Lyndale Avenue South Bloomington, Minnesota	55420

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 888-8801
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On March 30, 2011, Stephen P. Wolfe, Vice President, Finance and Chief Financial Officer of The Toro Company (the “Company”), informed the Company of his decision to retire, effective as of July 31, 2011, after more than 25 years of service. As such retirement date occurs prior to the Company’s fiscal year ending October 31, 2011, Mr. Wolfe will not on such date be fully vested in certain long-term equity incentive compensation awards that otherwise would vest in the event he remained employed by the Company for the full fiscal year. Therefore, in consideration of Mr. Wolfe’s decision to defer his retirement date to July 31, 2011, as well as in recognition of his past and anticipated continuing contributions to the Company, including assistance with ensuring a smooth transition in financial leadership during the executive search process for the Company’s principal financial officer position, the Compensation & HR Committee of the Board of Directors of the Company (the “Committee”) approved a special cash bonus to Mr. Wolfe in the amount of $250,000, subject to Mr. Wolfe remaining employed by the Company through his retirement date. Separately, in honor and recognition of Mr. Wolfe’s distinguished career with the Company, following his retirement, the Company anticipates making a special contribution to the Toro Foundation in the amount of $250,000.
     The Company has retained Crist | Kolder Associates, an executive search firm, to conduct a national search to identify successor candidates for the Company’s principal financial officer position.
     To further help ensure a smooth transition in connection with Mr. Wolfe’s retirement, the Committee approved (i) the grant of a restricted stock award of 2,000 shares of the Company’s common stock to Blake M. Grams, Vice President, Corporate Controller of the Company, and (ii) the grant of a restricted stock award of 2,000 shares of the Company’s common stock to Thomas J. Larson, Vice President, Treasurer of the Company. Each such award vests and becomes non-forfeitable in full on March 30, 2014, which is the third anniversary of the grant date.
Section 7—Regulation FD

Item 7.01	Regulation FD Disclosure.
     Attached to this Current Report on Form 8-K as Exhibit 99.1 is a copy of the press release issued by the Company on March 30, 2011, announcing Mr. Wolfe’s upcoming retirement and the engagement of an executive search firm.
Section 9—Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
No.	Description
99.1	Press release dated March 30, 2011 (furnished herewith).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TORO COMPANY (Registrant)
Date: March 30, 2011	By	/s/ Timothy P. Dordell
Timothy P. Dordell
Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit
No.	Description	Method of Filing
99.1	Press release dated March 30, 2011.	Furnished herewith